Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: JPMorgan
Names of Underwriting Syndicate Members:Barclays Capital; Citigroup Global Markets Inc.; Credit Suisse; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; JPMorgan; Morgan Stanley; UBS Securities LLC
Name of Issuer: Anadarko Petroleum Corp
Date of First Offering: 8/9/2010
Dollar Amount Purchased: 625,000
Number of Shares or Par Value of Bonds Purchased: 625,000
Price Per Unit: 100.000

Resolution Approved:   Approved at the December 16, 2010 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members: Citigroup Global Markets Inc.; Morgan Stanley; RBS Securities Corp.; Bank of America Merrill Lynch; BTMU Capital Corp.; Goldman, Sachs & Co.; US Bank Capital Markets; Wells Fargo & Co.
Name of Issuer: Hospira Inc.
Date of First Offering: 9/7/2010
Dollar Amount Purchased: 174,092
Number of Shares or Par Value of Bonds Purchased: 175,000
Price Per Unit: 99.481

Resolution Approved:   Approved at the December 16, 2010 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: Deutsche Bank
Names of Underwriting Syndicate Members: Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Mitsubishi UFJ Securities USA Inc.; Bank of America Securities LLC; Barclays Capital; Citigroup Global Markets Inc.; Daiwa Capital Markets America Inc.; JP Morgan Securities; KeyBanc Capital Markets; Mizuho Securities USA Inc.; PNC Capital Markets; RBS Securities Corp.; Scotia Capital Inc.; UBS Securities; Wells Fargo Securities LLC
Name of Issuer: Medco Health Solutions
Date of First Offering: 9/7/2010
Dollar Amount Purchased: 199,934
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 99.967

Resolution Approved:   Approved at the December 16, 2010 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: Morgan Stanley
Names of Underwriting Syndicate Members:Bank of America Merrill Lynch; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; JP Morgan Securities; Morgan Stanley; Bank of Tokyo-Mitsubishi UFJ; Barclays Capital; Blaylock & Co Inc.; BNP Paribas; CastleOak Securities LP; Credit Suisse; Deutsche Bank Securities Inc.; Loop Capital Markets LLC; Samuel A Ramirez & Co Inc.; UBS Securities; Wells Fargo & Co.; Williams Capital Group LP
Name of Issuer: NBC Universal
Date of First Offering: 9/27/2010
Dollar Amount Purchased: 399,900
Number of Shares or Par Value of Bonds Purchased: 400,000
Price Per Unit: 99.975

Resolution Approved:   Approved at the December 16, 2010 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: Citigroup
Names of Underwriting Syndicate Members: Barclays Capital; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; HSBC Securities; Mizuho Securities USA Inc.; Morgan Stanley & Co Inc.; RBS Securities Inc.; Santander Investment Securities; Societe Generale; Credit Suisse Securities USA LLC; Scotia Capital Inc.; SG Americas Securities LLC; Standard Chartered Bank (US); UBS Securities LLC
Name of Issuer: BP Capital Markets plc
Date of First Offering: 9/28/2010
Dollar Amount Purchased: 472,392
Number of Shares or Par Value of Bonds Purchased: 475,000
Price Per Unit: 99.451

Resolution Approved:  Approved at the December 16, 2010 Board Meeting.*

Name of Fund: Goldman Sachs Large Cap Value Fund
Name of Underwriter(s) or Dealer(s) Purchased From:JP Morgan Securities
Names of Underwriting Syndicate Members: Barclays Capital; CIBC World Markets Plc; Citibank, N.A.; Goldman Sachs & Co.; J.P. Morgan Securities Inc.; Lloyds Bank; Merrill Lynch International; Morgan Stanley & Co, Inc.
Name of Issuer: General Motors Company
Date of First Offering: 11/18/10
Dollar Amount Purchased: 5,668,311
Number of Shares or Par Value of Bonds Purchased: 171,767
Price Per Unit: 33.00

Resolution Approved:   Approved at the February 10, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter(s) or Dealer(s) Purchased From: Bank of America Merrill Lynch
Names of Underwriting Syndicate Members: Bank of America Merrill Lynch;  Mitsubishi UFJ Securities USA Inc.;  RBS Securities Corp.; Citigroup Global Markets Inc.;  DNB Nor Markets Inc.;  Goldman, Sachs & Co.;  JP Morgan Securities
Name of Issuer: Life Technologies Corp.
Date of First Offering: 12/9/2010
Dollar Amount Purchased: 273,779
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit: 99.556
Resolution Approved:  Approved at the February 10, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter(s) or Dealer(s) Purchased From: JP Morgan Securities
Names of Underwriting Syndicate Members: Barclays Capital; Goldman, Sachs & Co.; J.P. Morgan Chase & Co.; Morgan Stanley & Co. Inc.
Name of Issuer: FleetCor Technologies Inc.
Date of First Offering: 12/14/2010
Dollar Amount Purchased: 25,829
Number of Shares or Par Value of Bonds Purchased: 1,123
Price Per Unit: 23.00

Resolution Approved:  Approved at the February 10, 2011 Board Meeting.**

* Resolution adopted at the Meeting of the Board of Trustees on December 16, 2010:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended September 30, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** Resolution adopted at the Meeting of the Board of Trustees on February 10, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended December 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).